Promissory Note

On this date of August 15, 2008, in return for valuable consideration received, the undersigned borrower promises to pay to JEC Family LP, the "Lender", the sum of Twenty Thousand Dollars ($20,000) plus any amounts added as an amendment to this note, together with interest thereon at the rate of eight percent (8%) per annum.

Collateral:            13511 Granville Ave, Clermont FL 34711

Legal Description:

LAKE HIGHLANDS 26-22-26 BEG AT SW COR OF TRACT 25, RUN N 00-56-04 W 220 FT, N 89-36-38 E 465.87 FT, S 00-53-49 E 220 FT, S 89-14-45 W 466.01 FT TO POB, BEING PART OF TRACT 25 PB 3 PG 52 ORB 3663 PG 1854 ORB 3667 PG 894

Terms of Repayment (Balloon): Starting on 5/15/2009 and continuing thereafter from month to month until the date of 4/15/2011, the borrowers shall make payments of the previous month's interest only. On 4/15/2011, final payment is due for the balance of the note plus any accrued unpaid interest. Lender has the option to receive fifty percent (50%) of any net proceeds received by the Borrower from investment transactions, in payment of the remaining note balance.

Late Fees: In the event that a payment due under this Note is not made within ten (10) days of the time set forth herein, the Borrower shall pay an additional late fee in the amount of $250.

Place of Payment - all payments due under this note shall be made at [6138 S Hampshire Ct., Windermere, FL 34786], or at such other place as the holder of this Note may designate in writing.

Prepayment - This Note may be prepaid in whole or in part at any time without premium or penalty. All prepayments shall first be applied to unpaid penalties, interest, and then to Principle.

Default - In the event of default, the borrower agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees (including both hourly and contingent attorney fees as permitted by law) for the collection of this Note upon default, and including reasonable collection charges (including, where consistent with industry practices, a collection charge set as a percentage of the outstanding balance of this Note) should collection be referred to a collection agency. In the event of default collection fees shall not exceed 20% of the balance due the "Lender",

Acceleration of Debt - In the event that the borrower fails to make any payment due under the terms of this Note, or breach any condition relating to any security,

security agreement, note, mortgage or lien granted as collateral security for this Note, seeks relief under the Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days, the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the holder of this Note.

Modification - No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Transfer of the Note - The borrowers hereby waive any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agree to remain bound by the terms of this Note subsequent to any transfer, and agree that the terms of this Note may be fully enforced by any subsequent holder of this Note.

Severability of Provisions - In the event that any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

Choice of Law - All terms and conditions of this Note shall be interpreted under the laws of Lake County, Florida.

The undersigned hereby execute this note as principles and not as sureties.

Signed Under Penalty of Perjury, this 15th day of August, 2008.

/s/Paul Slusarczyk	/s/James Cohen, Sr.
Borrower(s) Blue Earth Solutions, Inc. President – Paul Slusarczyk	Lender (agreed and accepted) James Cohen Sr JEC Family LP

/s/Douglas Vaught
Witness Douglas Vaught

Note Amendments

Amendments to promissory note dated August 15, 2008 between JEC Family LP and Blue Earth Solutions, Inc.

The note is hereby increased to $462,119.17 as a result of the following additional amounts advanced to the borrower:

Date	Loan
01/09/09	$100,000.00
01/13/09	10,000.00
01/16/09	10,000.00
01/23/09	40,000.00
02/10/09	40,000.00
02/12/09	22,000.00
02/24/09	75,000.00
02/25/09	20,000.00
02/27/09	50,000.00
03/05/09	10,000.00
03/13/09	10,500.00
04/15/09	20,000.00
05/07/09	6,119.17
05/13/09	13,500.00
05/22/09	2,000.00
05/28/09	13,000.00
$442,119.17

/s/Paul Slusarczyk	/s/James Cohen, Sr
Borrower(s) Blue Earth Solutions, Inc. President – Paul Slusarczyk	Lender (agreed and accepted) James Cohen Sr JEC Family LP

Signed in the presence of

/s/Douglas Vaught
Witness
Douglas Vaught